UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2009

STERLING BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

TEXAS	0-20750	74-2175590
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2550 North Loop West, Suite 600

Houston, Texas 77092

(Address of principal executive offices) (Zip Code)

(713) 466-8300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — Entry into a Material Definitive Agreement.

On December 12, 2008, as part of the Troubled Asset Relief Program Capital Purchase Program, Sterling Bancshares, Inc. (the “Company”) entered into a Letter Agreement and Securities Purchase Agreement with the United States Department of the Treasury (the “Treasury”), pursuant to which the Company (i) sold 125,198 shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series J (the “Preferred Stock”) for a purchase price of $125,198,000 in cash, and (ii) issued a warrant (the “Warrant”) to purchase 2,615,557 shares of the Company’s common stock, par value $1.00 per share (the “Common Stock”), for a price of $7.18 per share.

On May 5, 2009, the Company returned to the Treasury a total of $126,589,089, which includes the original investment amount of $125,198,000 plus accrued and unpaid dividends of $1,391,089, in exchange for the cancelled share certificate for the Preferred Stock. In connection with this transaction, the Company and the Treasury entered into a Letter Agreement dated May 5, 2009 (the “Redemption Letter Agreement”), a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein. Pursuant to the terms of the Redemption Letter Agreement, the Company has fifteen calendar days to notify the Treasury whether it will repurchase the Warrant from the Treasury or deliver a substitute warrant which will be identical to the Warrant except that Section 13(H) of the Warrant would be deleted. The price for the repurchase of the Warrant will be subject to negotiation and there can be no assurance that the Warrant will be repurchased.

Item 8.01.	Other Information.

On May 5, 2009, the Company issued a press release announcing the consummation of the transaction described above under “Item 1.01 Entry into a Material Definitive Agreement” and the commencement of a public offering of $50 million of its Common Stock for sale to the public. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is furnished as part of this Current Report on Form 8-K:

Exhibit No.	Description of Exhibit
10.1	Redemption Letter Agreement, dated May 5, 2009, by and between Sterling Bancshares, Inc. and the United States Department of the Treasury.

99.1	Press Release dated May 5, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned authorized officer.

Sterling Bancshares, Inc.

Date: May 5, 2009	By:	/s/ James W. Goolsby, Jr.
James W. Goolsby, Jr.
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Redemption Letter Agreement, dated May 5, 2009, by and between Sterling Bancshares, Inc. and the United States Department of the Treasury.

99.1	Press Release dated May 5, 2009.